                                                                    EXHIBIT 21.1
                      SUBSIDIARIES AND JOINT VENTURES OF
                       CATELLUS DEVELOPMENT CORPORATION

                                                              Jurisdiction
                                                Percentage     Partnership
                                                 Owned by      or State of
                                                 Catellus     Incorporation
                                                ----------    -------------
Santa Fe Towers Land Company                       100%         California
  Torrance Investment Company                     66.66/1/      California

Seabridge Properties, Inc.                         100%         Delaware
  JMB/Santa Fe Bayfront Venture                    50%/2/       California

Harbor Drive Company                               100%         Delaware
  Pacific Market Investment Company                50%/3/       California

SF Pacific Properties Inc.                         100%         Delaware
  Golden Empire Investment Corporation             100%/4/      California
    Design Center Services                        46.5%/5/      California
    Sequoia Pacific Realco                       95.33%/5/      California
      Pacific Design Center                        75%/6/       California

Westada Corporation                                100%         Delaware
  North Stockton K&B - S.F. Venture No. 1          50%/7/       California

Catellus Management Corporation                    100%         Delaware

Collinsville Property Corporation                  100%         Delaware
  The Montezuma Wetlands Project                  50%/8/        California

Catellus Construction Corporation                 100%/9/       Delaware

Catellus Union Station, Inc.                       100%         Delaware
  Union Station Partners                          50%/10/       California

Dallas International Ltd.                         25.21%        Texas

New Orleans International Hotel                   14.15%        Louisiana
  New Orleans Rivercenter                        22.5%/11/      Louisiana

International Rivercenter                         25.16%        Louisiana

New Orleans Rivercenter                           38.75%        Louisiana

Desman Road Partners                              37.82%        California

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 /1/ Partnership Interest owned directly by Santa Fe Towers Land Company.
 /2/ Partnership Interest owned directly by Seabridge Properties, Inc.
 /3/ Partnership Interest owned directly by Harbor Drive Company.
 /4/ Owned directly by SF Pacific Properties Inc.
 /5/ Partnership Interest owned directly by Golden Empire Investment
     Corporation.
 /6/ Partnership Interest owned directly by Sequoia Pacific Realco.
 /7/ Partnership Interest owned by Westada Corporation.
 /8/ Partnership Interest owned directly by Collinsville Property Corporation. /9/ Formed to acquire State Contractor's License and perform construction services for a fee.
/10/ Partnership Interest owned directly by Catellus Union Station, Inc.
/11/ Partnership Interest owned directly by New Orleans International Hotel.